 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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The Walt Disney Company
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On March 21, 2024, The Walt Disney Company issued the following press release:

The Walt Disney Company Comments On ISS Recommendation

ISS recommends Disney shareholders vote “FOR” 11 of Disney’s director nominees, recognizing “positive changes” to the Board and the “relevant experiences and business insights” of Disney’s directors

ISS recommendation fails to acknowledge the diverse set of skills and experience on Disney’s Board, including significant value added by Maria Elena Lagomasino

Disney urges shareholders to protect the value of their investment and vote FOR all 12 of Disney’s Director Nominees – including Maria Elena Lagomasino – on the WHITE proxy card

BURBANK, Calif., March 21, 2024 – The Walt Disney Company (NYSE: DIS) today commented on a report published by Institutional Shareholder Services (ISS) in connection with the election of the company’s director nominees at the Company’s Annual Meeting on April 3, 2024:

“While we’re heartened to see support for Michael Froman and ISS’ recommendation to withhold on dissident directors Jay Rasulo and the Blackwells’ nominees, we strongly believe that ISS reached the wrong conclusion in its recent report when it comes to adding Nelson Peltz to the board,” said Mark Parker, Chairman of The Walt Disney Company Board of Directors. “In contrast to Glass Lewis, ISS fails to acknowledge the breadth of perspective and expertise Ms. Lagomasino adds to the Board. The strong recent performance and results overseen by the Disney Board demonstrate our focus on long-term shareholder value creation and succession planning and our commitment to good governance practices.”

The Walt Disney Company disagrees with ISS’s recommendation to support Trian nominee Nelson Peltz and believes Disney’s 12 Board nominees are best qualified to provide diligent oversight of management and create sustainable shareholder value. Nelson Peltz does not bring additive skills to the board, nor does he have a meaningful plan to deliver superior shareholder value in an evolving and increasingly complex global landscape, in stark contrast to the director Trian seeks to replace – Maria Elena Lagomasino. Furthermore, ISS suggests that the Board “comprises well-qualified and accomplished directors” and “does not lack a key skill set.”

Additionally, it’s worth noting that Trian’s silent partner, former Disney employee Ike Perlmutter, owns almost 79% of Trian’s Disney shares. In its report, ISS agrees that Perlmutter’s involvement is “an unfortunate distraction” and that he “may cast a baleful shadow over the Board” if Peltz is elected. This dynamic is relevant to assessing the Trian Group’s nominees, as Mr. Perlmutter has a fraught history and longstanding personal agenda against Disney’s CEO, Robert A. Iger, which would likely inhibit Nelson Peltz from working constructively with Disney’s Board, threatening the company’s continued turnaround.

Ms. Lagomasino is a seasoned financial leader with an extensive capital markets career that has been centered on fiduciary responsibility, honing an investor perspective, and deep expertise in corporate governance. She is a governance expert who brings a strong shareholder perspective to the Board as a founder of the Institute for the Fiduciary Standard, a think tank committed to promoting the vital importance of the fiduciary standard in investment and financial advice. She has, among other roles, served as the President and CEO of JPMorgan Private Bank, a Trustee of Carnegie Corporation of New York and the Chair of its Investment Committee overseeing $4b, and the CEO of WE Family Offices managing $14b for clients. She also serves as the Lead Independent Director of The Coca-Cola Company.

The Board strongly believes that replacing any of Disney’s nominees with any of the Trian Group or Blackwells nominees would deprive the company of skills and expertise required to help drive value for shareholders, a belief Glass Lewis’ report on March 18 also supports. Disney recommends that shareholders vote FOR only its 12 nominees and withhold votes for the Trian Group and Blackwells nominees using the WHITE proxy card.

Shareholders with questions about how to vote their shares may call the Company’s proxy solicitor, Innisfree M&A Incorporated, at (877) 456-3463 (toll-free from the U.S. and Canada) or +1 (412) 232-3651 (from other countries).

Forward-Looking Statements
Certain statements in this communication may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s expectations; beliefs; plans; strategies; business or financial prospects or outlook; future shareholder value; expected growth and value creation; profitability; investments; capital allocation, including dividends and share repurchases; earnings expectations; expected drivers and guidance, including free cash flow and funding sources; expected benefits of new initiatives; cost reductions and efficiencies; content offerings; priorities or performance; and other statements that are not historical in nature. These statements are made on the basis of the Company’s views and assumptions regarding future events and business performance and plans as of the time the statements are made. The Company does not undertake any obligation to update these statements unless required by applicable laws or regulations, and you should not place undue reliance on forward-looking statements.

Actual results may differ materially from those expressed or implied. Such differences may result from actions taken by the Company, including restructuring or strategic initiatives (including capital investments, asset acquisitions or dispositions, new or expanded business lines or cessation of certain operations), our execution of our business plans (including the content we create and intellectual property we invest in, our pricing decisions, our cost structure and our management and other personnel decisions), our ability to quickly execute on cost rationalization while preserving revenue, the discovery of additional information or other business decisions, as well as from developments beyond the Company’s control, including: the occurrence of subsequent events; deterioration in domestic or global economic conditions or failure of conditions to improve as anticipated, including heightened inflation, capital market volatility, interest rate and currency rate fluctuations and economic slowdown or recession; deterioration in or pressures from competitive conditions, including competition to create or acquire content, competition for talent and competition for advertising revenue, consumer preferences and acceptance of our content and offerings, pricing model and price increases, and corresponding subscriber additions and churn, and the market for advertising and sales on our direct-to-consumer services and linear networks; health concerns and their impact on our businesses and productions; international, political or military developments; regulatory or legal developments; technological developments; labor markets and activities, including work stoppages; adverse weather conditions or natural disasters; and availability of content. Such developments may further affect entertainment, travel and leisure businesses generally and may, among other things, affect (or further affect, as applicable): our operations, business plans or profitability, including direct-to-consumer profitability; our expected benefits of the composition of the Board; demand for our products and services; the performance of the Company’s content; our ability to create or obtain desirable content at or under the value we assign the content; the advertising market for programming; income tax expense; and performance of some or all Company businesses either directly or through their impact on those who distribute our products.

Additional factors are set forth in the Company’s Annual Report on Form 10-K for the year ended September 30, 2023, including under the captions “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business”, and subsequent filings with the Securities and Exchange Commission (the “SEC”), including, among others, quarterly reports on Form 10-Q.

Additional Information and Where to Find It
Disney has filed with the SEC a definitive proxy statement on Schedule 14A, containing a form of WHITE proxy card, with respect to its solicitation of proxies for Disney’s 2024 Annual Meeting of Shareholders. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED BY DISNEY AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT ANY SOLICITATION. Investors and security holders may obtain copies of these documents and other documents filed with the SEC by Disney free of charge through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by Disney are also available free of charge by accessing Disney’s website at http://www.disney.com/investors.

Participants
Disney, its directors and executive officers and other members of management and employees will be participants in the solicitation of proxies with respect to a solicitation by Disney. Information about Disney’s executive officers and directors is available in Disney’s definitive proxy statement for its 2024 Annual Meeting, which was filed with the SEC on February 1, 2024. To the extent holdings by our directors and executive officers of Disney securities reported in the proxy statement for the 2024 Annual Meeting have changed, such changes have been or will be reflected on Statements of Change in Ownership on Forms 3, 4 or 5 filed with the SEC. These documents are or will be available free of charge at the SEC’s website at www.sec.gov.

Contacts

David Jefferson
The Walt Disney Company
Corporate Communications
818-560-4832
david.j.jefferson@disney.com

Mike Long
The Walt Disney Company
Corporate Communications
(818) 560-4588
mike.p.long@disney.com

Alexia Quadrani
The Walt Disney Company
Investor Relations
(818) 560-6601
alexia.quadrani@disney.com

Steve Lipin
Gladstone Place
(212) 230-5930
slipin@gladstoneplace.com